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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2005

                             DYCOM INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


            Florida                       0-5423                 59-1277135
(State or other jurisdiction)    (Commission file number)     (I.R.S. employer
       of incorporation)                                     identification no.)

                        11770 U.S. Highway One, Suite 101
                        Palm Beach Gardens, Florida 33408
               (Address of principal executive offices) (Zip Code)

                          (561) 627-7171 (Registrant's
                     telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))


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Item 1.01         Entry into a Material Definitive Agreement.

                  1. Time Vested Restricted Stock Award.
                     ----------------------------------

                  On December 14, 2005, the compensation committee (the "Committee") of the Board of Directors (the "Board") of Dycom Industries, Inc. ("Dycom") granted an award of time-vested restricted stock (the "Restricted Stock Award") to Richard L. Dunn, Senior Vice President and Chief Financial Officer and certain other executive officers who are expected to be Named Executive Officers in Dycom's Proxy Statement in 2006 (together, the "Named Executive Officers") in the amount set forth opposite such Named Executive Officers' name below.

                  The Restricted Stock Awards were granted pursuant to the Dycom 2003 Long-Term Incentive Plan ("LTIP"). Restricted Stock Awards will generally vest in four equal installments on each of December 14, 2006, 2007, 2008 and 2009 (each, a "Vesting Date"); provided that the Named Executive Officer continues to be employed by Dycom on each such Vesting Date.

                  On each Vesting Date, 50% of the shares of restricted stock that vest on such Vesting Date shall be transferable. The remaining 50% of the shares of restricted stock that vest on such Vesting Date (net of any shares that a Named Executive Officer may use to satisfy his tax withholding obligations with respect to such shares) shall not be transferable (the "Non Transferable Shares"). On each future Vesting Date, 50% of the shares of restricted stock that vest will be Non Transferable Shares until such Vesting Date as the fair market value of all of the Non Transferable Shares held by a Named Executive Officer, together with all other shares of time vested restricted stock held by such participant, equals or exceeds 100% of the Named Executive Officer's then annual rate of base salary (the "Restricted Stock Holdings"). Effective as of the date that a Named Executive Officer attains his Restricted Stock Holdings, 100% of the shares of restricted stock that vest on each future Vesting Date shall be transferable. Upon a Named Executive Officer's termination of employment with Dycom for any reason other than death or disability, his Restricted Stock Holdings will not be transferable during the 90-day period immediately following such termination of employment.


Restricted Stock Awards
-----------------------

     Name                                                 Restricted Stock Award
     ----                                                 ----------------------

     Richard L. Dunn                                               3,464
     Senior Vice President and Chief Financial Officer

     Richard B. Vilsoet                                            3,464
     Vice President, General Counsel and Secretary

     H. Andrew DeFerrari                                           2,312
     Vice President and Chief Accounting Officer

              A form of restricted stock award agreement for the Named Executive Officers is attached hereto as Exhibit 10.1.


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                  2. Performance Based Restricted Stock Award.
                     ----------------------------------------

                  At the December 15, 2005 Committee meeting, the Committee also granted an award of performance-based restricted stock (the "PBRS Award") to certain employees of Dycom and its subsidiaries, including the Named Executive Officers in the amount set forth opposite such Named Executive Officers' name below. PBRS Awards are granted pursuant to the LTIP and will vest subject to the Named Executive Officer's continued employment with Dycom and the satisfaction of certain pre-established performance measures based upon pre-tax income before asset impairment and operating cash flow ratio that were approved by the Committee at its meeting (the "Performance Measures").

                  PBRS Awards will generally vest in three equal installments based on the attainment of the Performance Measures for Dycom's 2006, 2007 and 2008 fiscal years (the "Annual Award"). In addition, each Named Executive Officer will receive additional vested performance-based restricted stock, based upon a percentage of such Named Executive Officer's Annual Award that vests in respect of each fiscal year, in accordance with the satisfaction of the Performance Measures for the three-year performance period ending with the fiscal year in which each Annual Award vests.

     Performance-Based Restricted Stock Awards
     -----------------------------------------


     Name                                                          PBRS Award
     ----                                                          ----------

     Richard L. Dunn                                                    6,933
     Senior Vice President and Chief Financial Officer

     Richard B. Vilsoet                                                 6,933
     Vice President, General Counsel and Secretary

     H. Andrew DeFerrari                                                3,465
     Vice President and Chief Accounting Officer


                  A form of performance-based restricted stock award agreement for the Named Executive Officers is attached hereto as Exhibit 10.2.


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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   December 20, 2005


                                                DYCOM INDUSTRIES, INC.
                                                (Registrant)


                                          By:   /s/ Richard L. Dunn
                                                --------------------------------
                                                Name:  Richard L. Dunn
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


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                                Index to Exhibits
                                -----------------

Exhibit No.          Description
-----------          -----------

10.1                 Form of Restricted Stock Award Agreement.

10.2                 Form of Performance-Based Restricted Stock Award Agreement.